E*TRADE FINANCIAL CORPORATION
DEFERRED RESTRICTED STOCK UNITS AGREEMENT

E*TRADE Financial Corporation has granted to the Participant named in the Notice of Grant of Deferred Restricted Stock Units (the “Grant Notice”) to which this Deferred Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the E*TRADE Financial Corporation 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.Definitions and Construction.
1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)“Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 3.3.
(b)“Units” mean the Restricted Stock Units originally granted pursuant to this Agreement and the Dividend Equivalent Units credited pursuant to this Agreement, as both shall be adjusted from time to time pursuant to Section 7.
1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.Administration.
2.1Committee Authority. All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the “Committee” (as defined below). All determinations by the Committee shall be final and binding upon all persons having an interest in this Agreement or the Award, including the Participant. Any Officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
2.2Definition of Committee. For purposes of this Agreement, the “Committee” means the Compensation Committee, the Governance Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board; provided that if no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
3.The Award.
3.1Grant of Restricted Stock Units. On the Date of Grant set forth in the Grant Notice, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 3.3 and Section 7. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

3.2No Monetary Payment Required. The Participant is not required to make any monetary payment as a condition to receiving the Units or shares of Stock issued upon settlement of the Units.
3.3Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Restricted Stock Units and Dividend Equivalent Units credited to the Participant hereunder as of the record date on which such dividend was declared, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be vested or forfeited in the same manner and at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.
4.Vesting and Forfeiture of Units.
4.1Normal Vesting. Except as provided in Section 4.2 or Section 4.3, the Units shall vest and become Vested Units upon the date provided in the Grant Notice, subject to the Participant’s continued Service through such date.
4.2Acceleration of Vesting Upon Death or Disability. In the event of the Participant’s termination of Service due to the Participant’s death or Disability, the vesting of any outstanding but unvested Units shall be accelerated in full and the total number of Units granted hereunder shall be deemed to be Vested Units effective as of the date of such termination of Service.
4.3Acceleration of Vesting Upon a Change in Control. In the event of a Change in Control, the vesting of any outstanding but unvested Units shall be accelerated in full and the total number of Units granted hereunder shall be deemed to be Vested Units effective as of the date of the Change in Control.
4.4Forfeiture. Except as provided in this Section 4, in the event that the Participant’s Service terminates for any reason or no reason, with or without Cause, the Participant shall forfeit all Units which are not, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor.
5.Settlement of the Award.
5.1Issuance of Shares of Stock. Subject to the provisions of Section 5.3 and 5.4 below, the Company shall issue to the Participant one (1) share of Stock with respect to each Vested Unit either (a) in a single lump sum on the date which is one (1) year after the date on which the Participant’s Service terminates for any reason or (b) in five substantially equal installments commencing on the date which is one (1) year after the date on which the Participant’s Service terminates for any reason and continuing on each of the first four anniversaries of the date of the first such payment, in each case in accordance with the written irrevocable election made by the Participant prior to the date hereof (each date on which shares of Stock are to be released to the Participant, a “Settlement Date”); provided however, that (i) if a Settlement Date is a date on which a sale by the Participant of the Stock to be issued in settlement of such Unit would violate the Insider Trading Policy, then the Settlement Date with respect to such Unit shall be the earlier of (a) the next day on which such sale would not violate the Insider Trading Policy or (b) the last date on which such issuance may be made without incurring accelerated taxation or tax penalties under Section 409A (as defined below), (ii) in the event of a Change in Control that constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A (as defined below), the Settlement Date shall be the date of such Change in Control and (iii) in the event of the termination of the Participant’s Service due to the Participant’s death, the Settlement Date shall be the date of such death. For purposes of this Section, “Insider Trading Policy” means the written policy of the Company pertaining to the sale, transfer or other disposition of the Company’s equity securities by members of the

Board, Officers or other employees who may possess material, non-public information regarding the Company, as in effect at the time of disposition of any shares of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.3.
5.2Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares settled under the Award shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
5.3Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
5.4Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
6.Tax Withholding and Other Tax Issues.
6.1In General. The Participant shall be solely responsible for the payment of any and all taxes that arise with respect to the Units or the issuance of shares of Stock in respect of Vested Units. The Company shall not be required to withhold any amounts in respect of any such taxes. The Participant acknowledges that the liability for all applicable taxes legally due by the Participant is and remains the Participant’s sole responsibility and that the Company (i) makes no representations or undertakings regarding the tax treatment in connection with any aspect of the Units, including the grant or vesting of the Units, the issuance of any shares of Stock acquired in respect of Vested Units or the receipt of any dividends or Dividend Equivalent Units; and (ii) does not commit to structure the terms of the grant or any aspect of the Units to reduce or eliminate Participant’s liability for applicable taxes.
6.2Section 409A. The intent of the parties is that this Agreement comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, (i) the Participant shall not be considered to have terminated Service for purposes hereof until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A and (ii) if the Participant is a “specified employee” within the meaning of Section 409A, as determined under the Company’s established methodology for determining specified employees, shares of Stock that would otherwise be issued in respect of Vested Units upon the Participant’s termination of Service shall instead be issued on the first business day after the first to occur of (a) the date that is six months following the Participant’s termination of employment and (b) the date of the Participant’s death. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
7.Adjustments for Changes in Capital Structure.
Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
8.Rights as a Stockholder or Service Provider.
The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of the Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 3.3 and Section 7. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company or interfere in any way with any right of the Company to terminate the Participant’s Service at any time.
9.Acknowledgement of Nature of Plan and Award. In accepting the Award, the Participant acknowledges that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units, even if Units have been granted repeatedly in the past;
(c)all decisions with respect to future grants of Units or other Awards, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Plan;
(e)the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;
(f)in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or shares of Stock acquired upon vesting of the Award and the Participant irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
(g)in the event of termination of the Participant’s Service, the Participant’s right to receive an Award and vest in an Award under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively rendering Service; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively rendering Service for purposes of the Award;
(h)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Stock; and
(i)the Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
10.Legends.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
11.Miscellaneous Provisions.
11.1Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.
11.2Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
11.3Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
11.4Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
11.5Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
a.Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the P lan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
b.Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 11.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 11.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 11.5(a) or may change the e-mail address to which such documents are to be delivered (if the Participant has provided an e-mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or e-mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 11.5(a).
c.Consent to Electronic Participation. If requested by the Company, the Participant hereby consents to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant understands, however, that he or she is not required to consent to electronic participation as described in this Section.
11.6Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any other agreement between the Participant and a Participating Company referring to the Award shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any release of the Award and shall remain in full force and effect.
11.7Applicable Law. The construction, interpretation and performance of this Agreement, and the transactions under it, shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws and choice of law rules.
11.8Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
11.9Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.